UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016 (June 9, 2016)

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 369-0365

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2016, the registration statement (File No. 333-210924) for Champions Oncology Inc.’s (the “Company”) public offering of securities (the “Offering”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into an Underwriting Agreement, dated June 9, 2016, between the Company and National Securities Corporation (the “Underwriter”).

On June 15, 2016, the Company consummated the Offering of 2,258,749 shares (including 258,749 shares issued upon the Underwriter’s partial exercise of its over-allotment option) of common stock, par value $0.001 per share (the “Shares”). The Shares were sold at an offering price of $2.25 per Share, generating gross proceeds of approximately $5.1 million.

Item 8.01. Other Events.

Copies of the press releases issued by the Company announcing the pricing of the Offering and the consummation of the Offering are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2016, between the Company and National Securities Corporation

99.1	Press Release Announcing Pricing of the Offering

99.2	Press Release Announcing Closing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.

Date: June 15, 2016	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2016, between the Company and National Securities Corporation

99.1	Press Release Announcing Pricing of the Offering

99.2	Press Release Announcing Closing of the Offering